Schedule 13D
                                                Amendment No. 4
                                                August 11, 1995




                            EXHIBIT 1


                    STATEMENT OF JOINT FILING


               Pursuant to Reg. Section 240.13d-1(f)(1)(iii) of the Securities Exchange Act of 1934, the foregoing Amendment No. 4 to the Schedule 13D is filed on behalf of Latshaw Enterprises, Inc.
and Mr. John Latshaw.



                                LATSHAW ENTERPRISES, INC.



August 11, 1995                 By: /s/ John Latshaw
                                    John Latshaw, Chairman of the
                                    Board, Managing Director and
                                    Chief Executive Officer





August 11, 1995                 /s/ John Latshaw
                                John Latshaw, Individually